Exhibit 10.1

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of June 8, 2012, is made by and among MIDCAP FINANCIAL SBIC, LP, a Delaware limited partnership (“MidCap”), as administrative agent (“Agent”), the Lenders listed on signature pages hereto (each a “Lender”, and collectively the “Lenders”), and POLYMEDIX, INC., a Delaware corporation (“Parent”) and POLYMEDIX PHARMACEUTICALS, INC., a Delaware corporation (“PYMX” and together with Parent, individually and collectively referred to herein as “Borrower”).

WHEREAS, Borrower, Agent and Lenders listed on Schedule 1 thereto entered into that certain Loan and Security Agreement, dated April 5, 2012 (as amended, modified, supplemented or restated from time to time, the “Agreement”) pursuant to which Lenders agreed to make Term Loans available to Borrower in an aggregate amount not to exceed $12,000,000, $8,000,000 of which was funded as Tranche One on April 5, 2012 and $4,000,000 was to be funded as Tranche Two upon satisfaction of certain conditions present; and

WHEREAS, Borrower, Agent and the Lenders hereto, being the Required Lenders, desire to amend certain provisions of the Agreement pursuant to the terms and conditions set forth herein to, among other items, eliminate Tranche Two and the funding obligations associated therewith.

NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. All capitalized terms used herein which are defined in the Agreement shall have the same meaning herein as in the Agreement unless the context clearly indicates otherwise.

2. Paragraphs (a) and (b) of Section 2.2. of the Agreement are hereby amended by deleting the existing paragraphs (a) and (b) in their entirety and inserting in lieu thereof the following new paragraphs (a) and (b) of Section 2.2:

(a)           Availability.  Subject to the terms and conditions of this Agreement, the Lenders shall make, severally and not jointly, a term loan to Borrower in an amount equal to Eight Million and 00/100 Dollars ($8,000,000.00) according to each Lender’s Term Loan Commitment as set forth on Schedule 1 hereto (such term loan is hereinafter referred to as the “Term Loan,” “Term Loans,” or “Tranche One”).  After repayment, the Term Loan may not be re-borrowed.  The Term Loan shall be advanced in its entirety on the Closing Date.

(b)           Interest Payments and Repayment.  Commencing on the first (1st) Payment Date following the Funding Date of the Term Loan and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date, Borrower shall make monthly payments of interest to Agent, for payment to each Lender in accordance with its respective Pro Rata Share, in arrears, and calculated as set forth in Section 2.3.  Commencing on the Amortization Date, and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date, Borrower shall make consecutive monthly payments of principal to Agent, for payment to each Lender in accordance with its respective Pro Rata Share, as calculated by Agent based upon: (i) the amount of such Lender’s Term Loans, (ii) the effective rate of interest, as determined in Section 2.3, and (iii) a straight-line amortization schedule for each Credit Extension beginning on the Amortization Date and ending on the Maturity Date.  All unpaid principal and accrued interest with respect to the Term Loans is due and payable in full on the Maturity Date.  The Term Loan may be prepaid only in accordance with Sections 2.2(c) and 2.2(d).

3. Section 2.4(a)(ii) of the Agreement is hereby deleted in its entirety.

4. Section 8.14 of the Agreement is hereby amended by deleting the existing Section 8.14 in its entirety and inserting in lieu thereof the following new Section 8.14:

8.14           Withdrawals, Recalls, Adverse Test Results and Other Matters.  Borrower ceases clinical development of PMX-30063 as a result of either (i) an internal decision to cease all further clinical testing in humans for all indications or (ii) the institution of any action or proceeding by any Regulatory Authority to cause Borrower to cease all further clinical testing in humans for all indications.  In and of itself, (i) the failure of any nonclinical or clinical trial to demonstrate the desired safety or efficacy or (b) the denial, delay or limitation of approval of, or taking of any other regulatory action by, any Regulatory Authority shall not constitute an Event of Default under this Section 8.14.

5. Section 14 of the Agreement is hereby amended by deleting the existing paragraph (a) of the defined term, “Prepayment Fee,” in its entirety and inserting in lieu thereof the following new paragraph (a):

(a)           for a prepayment made on or after the Closing Date through and including the date which is twelve (12)  months after the Closing Date, three percent (3.0%) multiplied by the principal amount of the Term Loan that is prepaid; provided that, notwithstanding the foregoing, solely with respect to a voluntary prepayment made at any time on or after the Closing Date through and including the date which is twelve (12)  months after the Closing Date when an Event of Default does not exist, the percentage set forth in this clause (a) shall be zero percent (0.0%) (i.e., there shall be no Prepayment Fee);

6. Section 14 of the Agreement is hereby further amended by deleting the following defined terms in their entirety: “Draw Period”, “Draw Period Termination Date”, and “Tranche Two Eligibility Date”.

7. Section 14 of the Agreement is hereby further amended by deleting Schedule I referred to in the definition of “Term Loan Commitment” in its entirety and inserting in lieu thereof “Schedule I” attached to this Amendment as Annex A.

8. The agreements contained in this Amendment are limited to the specific agreements made herein.  Except as amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.  This Amendment amends the Agreement and is not a novation thereof.

9. Each of Borrower, Agent and Lenders hereby acknowledges and agrees that as of the date hereof no Default or Event of Default exists under the Agreement or the other Loan Documents, nor will any occur as a result of the execution and delivery of this Amendment or the performance or observance of any provision hereof.

10. Each reference to the Agreement that is made in the Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Agreement as amended hereby.

11. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment.

[SIGNATURES APPEAR ON FOLLOWING PAGE(S)]

(Signature Page to First Amendment to Loan and Security Agreement)

IN WITNESS WHEREOF, intending to be legally bound, and intending that this Amendment constitute an agreement executed under seal, the undersigned have duly executed this Amendment under seal as of the date first written above.

BORROWER:	POLYMEDIX, INC., a Delaware corporation By: Edward F. Smith (SEAL) Name: Edward F. Smith Title: Vice President, Chief Financial Officer and Secretary
POLYMEDIX PHARMACEUTICALS, INC., a Delaware corporation By: Edward F. Smith(SEAL) Name: Edward F. Smith Title: Vice President, Chief Financial Officer and Secretary

AGENT:	MIDCAP FINANCIAL SBIC, LP, a Delaware limited partnership By: Midcap Financial SBIC GP, LLC By: Luis Viera (SEAL) Name: Luis Viera Title: Authorized Signatory

LENDERS:	MIDCAP FINANCIAL SBIC, LP, a Delaware limited partnership By: Midcap Financial SBIC GP, LLC By: Luis Viera (SEAL) Name: Luis Viera Title: Authorized Signatory

ANNEX A

SCHEDULE 1

LENDERS AND COMMITMENTS

Lender	Term Loan Commitment	Commitment Percentage
MidCap Financial SBIC, LP	$8,000,000	100%

TOTAL	$8,000,000	100%